EXHIBIT 2.2

                               ARTICLES OF MERGER

                                       OF

                           SEVEN VENTURES NEWCO, INC.
                             a Minnesota corporation

                                  WITH AND INTO

                               CHEX SERVICES, INC.
                             a Minnesota corporation



To the Secretary of State
State of Minnesota:

         THE UNDERSIGNED, James P. Welbourn, as the President and Chief Executive Officer of Chex Services, Inc., a Minnesota corporation (the "Surviving Entity"), and Jeff Keith, as the President of Seven Ventures Newco, Inc., a Minnesota corporation (the "Merging Company"), hereby certify as follows:

         1. Attached hereto is the Agreement and Plan of Merger for the merger of the Merging Company with and into the Surviving Entity, which has been duly adopted by the board of directors of the Merging Company and the board of directors of the Surviving Entity. These Articles of Merger, together with the attached Agreement and Plan of Merger, shall constitute one single document.

         2. The Agreement and Plan of Merger has also been authorized and approved by the shareholders of the Merging Company and the Surviving Entity.

         3. The merger shall be effective as of the filing of these Articles of Merger with the Minnesota Secretary of State; and these Articles of Merger may be executed, delivered and submitted to the Minnesota Secretary of State in counterparts.

         IN WITNESS WHEREOF, the undersigned President of the Merging Company and the President and Chief Executive Officer of the Surviving Entity have executed this document on behalf of their respective entities on this 1st day of June, 2004.



MERGING COMPANY:                           SURVIVING ENTITY:

SEVEN VENTURES NEWCO, INC.                 CHEX SERVICES, INC.
a Minnesota corporation                    a Minnesota corporation


/S/ JEFF KEITH                             /S/ JAMES P. WELBOURN
------------------------------------       -------------------------------------
JEFF KEITH                                 JAMES P. WELBOURN
President                                  President and Chief Executive Officer